SCHEDULE A

VALUED ADVISERS TRUST

PORTFOLIOS AND CLASSES THEREOF

As amended on December 11, 2012

PORTFOLIO/CLASSES

Golub Group Equity Fund

TEAM Asset Strategy Fund

LS Opportunity Fund

Geier Strategic Total Return Fund

Cloud Capital Strategic Large Cap Fund

Cloud Capital Strategic Mid Cap Fund

Angel Oak Multi-Strategy Income Fund

Longview Global Allocation Fund

Green Owl Intrinsic Value Fund

Granite Value Fund

TVAM International Intrinsic Value Fund

BRC Large Cap Focus Equity Fund

Mitchell Capital All-Cap Growth Fund

Dreman Contrarian Small Cap Value Fund

Sound Mind Investing Fund

Sound Mind Investing Balanced Fund

Sound Mind Investing Dynamic Allocation Fund